Exhibit (a)(1)(B)

LETTER OF TRANSMITTAL

TO ACCOMPANY SHARES OF COMMON STOCK

OF

SILGAN HOLDINGS INC.

TENDERED PURSUANT TO THE OFFER TO PURCHASE

DATED OCTOBER 8, 2010, AS AMENDED OR SUPPLEMENTED FROM TIME TO TIME

THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 5:00 P.M.,

NEW YORK TIME, ON NOVEMBER 8, 2010, UNLESS THE OFFER IS EXTENDED

The Depositary for the Tender Offer is:

BNY MELLON SHAREOWNER SERVICES

By Overnight Courier or By Hand:	By Mail:
BNY Mellon Shareowner Services Attn.: Corporate Action Dept., 27th Floor 480 Washington Blvd. Jersey City, New Jersey 07310	BNY Mellon Shareowner Services Attn.: Corporate Action Dept., P.O. Box 3301 South Hackensack, New Jersey 07606

YOU SHOULD READ CAREFULLY THIS LETTER OF TRANSMITTAL, INCLUDING THE ACCOMPANYING INSTRUCTIONS, BEFORE YOU COMPLETE IT. FOR THIS LETTER OF TRANSMITTAL TO BE PROPERLY DELIVERED, IT MUST BE RECEIVED BY THE DEPOSITARY AT ONE OF THE ABOVE ADDRESSES BEFORE OUR OFFER EXPIRES (IN ADDITION TO THE OTHER REQUIREMENTS DETAILED IN THIS LETTER OF TRANSMITTAL AND ITS INSTRUCTIONS). DELIVERY OF THIS LETTER OF TRANSMITTAL TO ANOTHER ADDRESS WILL NOT CONSTITUTE PROPER DELIVERY. DELIVERIES TO US, THE DEALER MANAGER, THE INFORMATION AGENT OR THE BOOK-ENTRY TRANSFER FACILITY WILL NOT BE FORWARDED TO THE DEPOSITARY AND WILL NOT CONSTITUTE A PROPER DELIVERY.

HOLDERS OF VESTED STOCK OPTIONS (THE “OPTIONS”) UNDER THE SILGAN HOLDINGS INC. FOURTH AMENDED AND RESTATED STOCK OPTION PLAN (THE “1989 PLAN”), THE SILGAN HOLDINGS INC. 2002 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN (THE “DIRECTORS PLAN”) OR THE SILGAN HOLDINGS INC. 2004 STOCK INCENTIVE PLAN, AS AMENDED (THE “2004 PLAN”) WHO WISH TO CONDITIONALLY EXERCISE THEIR OPTIONS AND TENDER THE REMAINING UNDERLYING SHARES, SUBJECT TO ACCEPTANCE IN THE TENDER OFFER, SHOULD NOT USE THIS LETTER OF TRANSMITTAL AND SHOULD INSTEAD REFER TO THE “INSTRUCTIONS FOR TENDER THROUGH CONDITIONAL EXERCISE OF OPTIONS.”

Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Offer to Purchase.

DESCRIPTION OF SHARES TENDERED (See Instructions 3 and 4)
Name(s) and Address(es) of Registered Holder(s) (please fill in exactly as name(s) appear(s) on Certificate(s))	Shares Tendered For Certificates Enclosed(1) (Attach Additional Signed List if Necessary)
	Certificate Number	Total Number of Shares Evidenced by Certificate(s)	Number of Shares Tendered(2)

Total Certificated Shares Tendered:
Total Shares Tendered by Book-Entry:
Total Shares Tendered:
(1)	Need not be completed by stockholders who tender shares by book-entry transfer.
(2)	Unless otherwise indicated, it will be assumed that all shares represented by any certificates delivered to the depositary are being tendered. See Instruction 4.

WHEN THIS LETTER OF TRANSMITTAL SHOULD BE USED:

You should complete this Letter of Transmittal only if:

•

You are including with this Letter of Transmittal certificates representing shares that you are tendering (or the certificates will be delivered pursuant to a Notice of Guaranteed Delivery you have previously sent to the depositary); or

•

You are concurrently tendering shares by book-entry transfer to the account maintained by the depositary at The Depository Trust Company (the “book-entry transfer facility”) pursuant to Section 3 of the Offer to Purchase and you are not using an agent’s message (as defined in Instruction 2).

If you want to tender your shares pursuant to our Offer but (1) your certificates are not immediately available, (2) you cannot deliver all documents required by this Letter of Transmittal to the depositary before our Offer expires, or (3) you cannot comply with the procedure for book-entry transfer on a timely basis, you can still tender your shares if you comply with the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase. See Instruction 2.

ADDITIONAL INFORMATION REGARDING TENDERED SHARES

☐	Check here if any certificate evidencing the shares you are tendering with this Letter of Transmittal has been lost, stolen, destroyed or mutilated. If so, you must complete an affidavit of loss and return it with your Letter of Transmittal. A bond may be required to be posted by you to secure against the risk that the certificates may be recirculated. Please call BNY Mellon Shareowner Services (“BNY Mellon”), as the transfer agent for the shares, at (866) 351-3288 (toll-free) to obtain an affidavit of loss, for further instructions and for a determination as to whether you will need to post a bond. See Instruction 12.

☐	Check here if tendered shares are being delivered by book-entry transfer made to an account maintained by the depositary with the book-entry transfer facility and complete the following (only financial institutions that are participants in the system of the book-entry transfer facility may deliver shares by book-entry transfer):

Name of Tendering Institution:

Account Number:

Transaction Code Number:

☐	Check here if tendered shares are being delivered pursuant to a Notice of Guaranteed Delivery previously sent to the depositary and complete the following:

Name(s) of Registered Owner(s):

Date of Execution of Notice of Guaranteed Delivery:

Name of Institution that Guaranteed Delivery:

Account Number:

PRICE AT WHICH YOU ARE TENDERING

(See Instruction 5)

YOU MUST CHECK ONE BOX AND ONLY ONE BOX IF YOU WANT TO TENDER YOUR SHARES. IF MORE THAN ONE BOX IS CHECKED OR IF NO BOX IS CHECKED, YOUR SHARES WILL NOT BE PROPERLY TENDERED.

SHARES TENDERED AT A PRICE DETERMINED BY YOU:

By checking one of the following boxes below INSTEAD OF THE BOX UNDER “SHARES TENDERED AT A PRICE DETERMINED PURSUANT TO THE OFFER,” you are tendering shares at the price checked. This action would result in none of your shares being purchased if the Selected Price (as defined below) is less than the price checked below. If you want to tender portions of your shares at more than one price, you must complete a separate Letter of Transmittal for each price at which you tender shares. The same shares cannot be tendered at more than one price.

PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED

☐ $31.25	☐ $32.50	☐ $33.75	☐ $35.00

☐ $31.50	☐ $32.75	☐ $34.00	☐ $35.25

☐ $31.75	☐ $33.00	☐ $34.25

☐ $32.00	☐ $33.25	☐ $34.50

☐ $32.25	☐ $33.50	☐ $34.75

OR

SHARES TENDERED AT A PRICE DETERMINED PURSUANT TO THE OFFER:

☐	By checking THIS ONE BOX INSTEAD OF ONE OF THE PRICE BOXES ABOVE, you are tendering shares and are willing to accept the Selected Price in accordance with the terms of our Offer. This action will maximize the chance of having Silgan Holdings Inc. purchase your shares (subject to the possibility of proration). Note that this could result in your receiving a price per share as low as $31.25.

ODD LOTS

As described in Section 1 of the Offer to Purchase, under certain conditions, stockholders holding fewer than 100 shares may have all of their shares accepted for payment before any proration of other tendered shares. This preference is not available to partial tenders, or to beneficial or record holders of an aggregate of 100 or more shares, even if these holders have separate accounts representing fewer than 100 shares. Accordingly, this section is to be completed only if shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 shares. The undersigned either (check one box):

☐	is the beneficial or record owner of fewer than 100 shares in the aggregate, all of which are being tendered; or

☐	is a broker, dealer, commercial bank, trust company, or other nominee that (a) is tendering for the beneficial owner(s) shares with respect to which it is the record holder, and (b) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 100 shares and is tendering all of such shares.

In addition, the undersigned is tendering shares either (check one box):

☐	at the Selected Price; or

☐	at the price per share indicated above in the section captioned “Price per Share at which Shares Are Being Tendered.”

CONDITIONAL TENDER

(See Instruction 13)

You may condition your tender of shares on our purchasing a specified minimum number of your tendered shares, all as described in Section 6 of the Offer to Purchase. Unless the minimum number of shares you indicate below is purchased by us in our Offer, none of the shares you tender will be purchased. It is your responsibility to calculate that minimum number of shares that must be purchased if any are purchased, and you are urged to consult your own tax advisor before completing this section. Unless the following box has been checked and a minimum number of shares specified, your tender will be deemed unconditional.

☐	The minimum number of shares that must be purchased, if any are purchased, is: shares.

If, because of proration, the minimum number of shares that you designated above will not be purchased, we may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, you must have tendered all your shares and checked the following box:

☐	The tendered shares represent all shares held by me.

SPECIAL DELIVERY INSTRUCTIONS

(See Instructions 1, 6, 7 and 8)

Complete this box ONLY if you want certificate(s) for shares not tendered or not purchased and/or any check for the aggregate net purchase price, where such shares and check are to be issued in your name, to be mailed or sent to someone other than you or to you at an address other than the one shown above.

Name:	(PLEASE PRINT)

Address:

(INCLUDE ZIP CODE)

(TAX IDENTIFICATION OR SOCIAL SECURITY NUMBER)

NOTE: SIGNATURES MUST BE PROVIDED IN THE BOX BELOW LABELED

“IMPORTANT—STOCKHOLDERS SIGN HERE”

IF YOU WANT TO TENDER YOUR SHARES,

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

To BNY Mellon:

The undersigned hereby tenders to Silgan Holdings Inc., a Delaware corporation (“Silgan”), the above-described shares of Silgan common stock, $0.01 par value per share at the price per share indicated in this Letter of Transmittal, to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the offer to purchase (the “Offer to Purchase”), dated October 8, 2010, receipt of which is hereby acknowledged, and in this Letter of Transmittal which, together with the Offer to Purchase, as amended or supplemented from time to time, together constitute the “Offer.”

Subject to, and effective upon, acceptance for payment of the shares tendered in accordance with the terms and subject to the conditions of the Offer, including, if the Offer is extended or amended, the terms and conditions of the extension or amendment, the undersigned agrees to sell, assign and transfer to, or upon the order of, Silgan all right, title and interest in and to all shares tendered and orders the registration of all shares tendered by book-entry transfer that are purchased under the Offer to or upon the order of Silgan and irrevocably constitutes and appoints the depositary as the true and lawful agent and attorney-in-fact of the undersigned with respect to the shares with full knowledge that the depositary also acts as the agent of Silgan, with full power of substitution (the power of attorney being deemed to be an irrevocable power coupled with an interest), to:

1. deliver certificate(s) representing the shares or transfer ownership of the shares on the account books maintained by the book-entry transfer facility, together, in either case, with all accompanying evidences of transfer and authenticity, to, or upon the order of, Silgan upon receipt by the depositary, as the undersigned’s agent, of the purchase price with respect to the shares;

2. present certificates for the shares for cancellation and transfer (with the shares underlying such certificates to be retired and restored to the status of authorized but unissued stock) on Silgan books; and

3. receive all benefits and otherwise exercise all rights of beneficial ownership of the shares, subject to the next paragraph, all in accordance with the terms and subject to the conditions of the Offer.

The undersigned covenants, represents and warrants to Silgan that:

1. the undersigned has full power and authority to tender, sell, assign and transfer the shares tendered hereby and, when and to the extent accepted for payment, Silgan will acquire good, marketable and unencumbered title to the tendered shares, free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer of the shares, and not subject to any adverse claims;

2. the undersigned understands that tenders of shares pursuant to any one of the procedures described in Section 3 of the Offer to Purchase and in the instructions to this Letter of Transmittal will constitute the undersigned’s acceptance of the terms and conditions of the Offer, including the undersigned’s representation and warranty that (a) the undersigned has a “net long position,” within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, in the shares or equivalent securities at least equal to the shares being tendered, and (b) the tender of shares complies with Rule 14e-4;

3. the undersigned will, upon request, execute and deliver any additional documents deemed by the depositary or Silgan to be necessary or desirable to complete the sale, assignment and transfer of the shares tendered; and

4. the undersigned has read, understands and agrees to all of the terms of the Offer.

The undersigned understands that Silgan’s acceptance of shares tendered pursuant to any one of the procedures described in Section 3 of the Offer to Purchase and in the instructions to this Letter of Transmittal will constitute a binding agreement between the undersigned and Silgan upon the terms and subject to the conditions of the Offer. The undersigned acknowledges that under no circumstances will Silgan pay interest on the purchase price, including, without limitation, by reason of any delay in making payment.

The name(s) and address(es) of the registered holder(s) should be printed, if they are not already printed above, exactly as they appear on the certificates evidencing shares tendered. The certificate numbers, the number of shares evidenced by the certificates, the number of shares that the undersigned wishes to tender, and the price at which the shares are being tendered should be set forth in the appropriate boxes above.

The undersigned understands that Silgan will determine a single per share price, not less than $31.25 nor greater than $35.25, that it will pay for shares properly tendered, taking into account the number of shares tendered and the prices specified by tendering stockholders. Silgan will select the lowest purchase price per share specified by tendering stockholders (the “Selected Price”) that will enable Silgan to purchase shares with an aggregate value of $175 million or, if shares with an aggregate value of less than $175 million are properly tendered at or below the maximum price of $35.25 per share, the highest price at which shares were properly tendered and not properly withdrawn. All shares acquired in the Offer will be acquired at the Selected Price. All shares properly tendered at prices equal to or below the Selected Price and not properly withdrawn will be purchased, subject to the conditions of the Offer, odd lot, proration and conditional tender provisions described in the Offer to Purchase. Shares tendered at prices in excess of the Selected Price and shares not purchased because of proration or conditional tenders will be returned without expense to the stockholder. We will not purchase fractional shares, and the total number of shares we purchase will be rounded down to the largest number of whole shares that can be purchased for $175 million.

The undersigned recognizes that under the circumstances set forth in the Offer to Purchase, Silgan will not be required to accept for payment or pay for any shares tendered and may terminate or amend the Offer; may postpone the acceptance for payment of, or the payment for, shares tendered. The undersigned understands that certificate(s) for any shares not tendered or not purchased will be returned to the undersigned at the address indicated above, unless otherwise indicated in the box entitled “Special Delivery Instructions” above. The undersigned acknowledges that Silgan has no obligation, pursuant to the “Special Delivery Instructions” box, to transfer any certificate for shares from the name of its registered holder(s), or to order the registration or transfer of any shares tendered by book-entry transfer, if Silgan does not purchase any of the shares represented by such certificate or tendered by such book-entry transfer.

The check for the aggregate net purchase price for the shares tendered and purchased will be issued to the order of the undersigned and mailed to the address indicated above, unless otherwise indicated in the box entitled “Special Delivery Instructions” above.

All authority conferred or agreed to be conferred by this Letter of Transmittal will survive the death or incapacity of the undersigned, and any obligation of the undersigned will be binding on the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and legal representatives of the undersigned. Except as stated in the Offer to Purchase, this tender is irrevocable.

IMPORTANT

STOCKHOLDERS SIGN HERE
(PLEASE COMPLETE AND RETURN THE ATTACHED SUBSTITUTE FORM W-9)

(The registered holder(s) must sign this document exactly as name(s) appear(s) on certificates(s) for shares or on a security position listing or the person(s) authorized to become the registered holder(s) by certificates and documents transmitted with this Letter of Transmittal must sign this document. If a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity is signing this document, please set forth your full title and see Instruction 6.)

(Signature of Owner)

Dated:

Name(s):

Capacity (full title):

Address:
(Include Zip Code)

Daytime Area Code and Telephone Number:

Tax Identification or Social Security Number:
(See Substitute Form W-9)
APPLY MEDALLION GUARANTEE STAMP BELOW
(See Instructions 1 and 6)

SUBSTITUTE Form W-9 Department of the Treasury, Internal Revenue Service Request for Taxpayer Identification Number (TIN) and Certification	Name: Address: ______________________________ ______________________________	Individual ☐ Partnership ☐ Corporation ☐ Other (specify) ☐ Exempt from backup withholding ☐
PART I. TAXPAYER IDENTIFICATION NUMBER (TIN)
	Please provide your Taxpayer Identification Number in the space at right and certify by signing and dating below. If awaiting TIN, write “Applied For.”	SSN: or EIN:

PART II. CERTIFICATION

Under penalties of perjury, I certify that:

(1)    The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me); and

(2)    I am not subject to backup withholding either because: (a) I am exempt from backup withholding, or (b) I have not been notified by the IRS that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and

(3)    I am a U.S. person (including a U.S. resident alien).

CERTIFICATION INSTRUCTIONS–You must cross out item (2) above if you have been notified by the IRS that you are currently subject to backup withholding because of underreporting interest or dividends on your tax return.

	Signature	Date: , 2010

NOTE:    FAILURE TO COMPLETE AND RETURN THIS SUBSTITUTE FORM W-9 MAY RESULT IN IRS PENALTIES AND BACKUP WITHHOLDING OF 28% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE OFFER. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS. YOU MUST ALSO COMPLETE THE FOLLOWING CERTIFICATE IF YOU ARE AWAITING (OR WILL SOON APPLY FOR) A TAXPAYER IDENTIFICATION NUMBER.

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (1) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office, or (2) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number within 60 days, 28% of all reportable payments made to me will be withheld until I provide a taxpayer identification number to the depositary.

Signature

Name (Please Print)

Date: , 2010

Form W-8BEN (Rev. February 2006) Department of the Treasury Internal Revenue Service

Certificate of Foreign Status of Beneficial Owner

for United States Tax Withholding

▶  Section references are to the Internal Revenue Code.     ▶  See separate instructions.

▶  Give this form to the withholding agent or payer. Do not send to the IRS.

OMB No. 1545-1621

Do not use this form for: Instead, use Form:

•	A U.S. citizen or other U.S. person, including a resident alien individual W-9
•	A person claiming that income is effectively connected with the conduct of a trade or business in the United States W-8ECI
•	A foreign partnership, a foreign simple trust, or a foreign grantor trust (see instructions for exceptions) W-8ECI or W-8IMY
•

A foreign government, international organization, foreign central bank of issue, foreign tax-exempt organization, foreign private foundation, or government of a U.S. possession that received effectively connected income or that is claiming the applicability of section(s) 115(2), 501(c), 892, 895, or 1443(b) (see instructions)W-8ECI or W-8EXP

Note: These entities should use Form W-8BEN if they are claiming treaty benefits or are providing the form only to claim they are a foreign person exempt from backup withholding.

•	A person acting as an intermediary W-8IMY

Note: See instructions for additional exceptions.

Part I	Identification of Beneficial Owner (See instructions.)

1. Name of individual or organization that is the beneficial owner	2. Country of Incorporation or organization

3.	Type of beneficial owner	☐ Individual	☐ Corporation	☐ Disregarded Entity	☐ Partnership	☐ Simple Trust
	☐ Grantor trust ☐ Central Bank of Issue	☐ Complex Trust ☐ Tax-exempt organization	☐ Estate ☐ Private foundation	☐ Government	☐ International Organization

4. Permanent residence address (street, apt. or suite no., or rural route). Do not use a P.O. box or in-care-of address.
City or town, state or province. Include postal code where appropriate.	Country (do not abbreviate)
5. Mailing address (if different from above)
City or town, state or province. Include postal code where appropriate	Country (do not abbreviate)
6. U.S. taxpayer identification number, if required (see instructions) ☐ SSN or ITIN ☐ EIN	7. Foreign tax identifying number, if any (optional)
8. Reference number(s) (see instructions)

Part II	Claim of Tax Treaty Benefits (if applicable)

  9.    I certify that (check all that apply)

a.	☐	The beneficial owner is a resident of within the meaning of the income tax treaty between the United States and that country.
b.	☐	If required, the U.S. taxpayer identification number is stated on line 6 (see instructions).
c.	☐	The beneficial owner is not an individual, derives the item (or items) of income for which the treaty benefits are claimed, and, if applicable, meets the requirements of the treaty provision dealing with limitation on benefits (see instructions).
d.	☐	The beneficial owner is not an individual, is claiming treaty benefits for dividends received from a foreign corporation or interest from a U.S. trade or business of a foreign corporation, and meets qualified resident status (see instructions).
e.	☐	The beneficial owner is related to the person obligated to pay the income within the meaning of section 267(b) or 707(b), and will file Form 8833 if the amount subject to withholding received during a calendar year exceeds, in the aggregate, $500,000.

10.    Special rates and conditions (if applicable—see instructions): The beneficial owner is claiming the provisions of Article           of the treaty identified on line 9a above to claim a      % rate of withholding on (specify type of income):

Explain the reasons the beneficial owner meets the terms of the treaty article

Part III	Notional Principal Contracts

11. ☐	I have provided or will provide a statement that identifies those notional principal contracts from which the income is not effectively connected with the conduct of a trade or business in the United States. I agree to update this statement as required.

Part IV	Certification

Under penalties of perjury, I declare that I have examined the information on this form and to the best of my knowledge and belief it is true, correct and complete. I further certify under penalties of perjury that:

1. I am the beneficial owner (or am authorized to sign for the beneficial owner) of all the income to which this form relates

2. The beneficial owner is not a U.S. person,

3. The income to which this form relates is (a) not effectively connected with the conduct of a trade or business in the United States, (b) effectively connected but is not subject to tax under an income tax treaty, or (c) the partner’s share of a partnership’s effectively connected income, and

4. For broker transaction or barter exchanges, the beneficial owner is an exempt foreign person as defined in the instructions.

Furthermore, I authorize this form to be provided to any withholding agent that has control, receipt, or custody of the income of which I am the beneficial owner or any withholding agent that can disburse or make payments of the income of which I am the beneficial owner.

Sign Here ☐
	Signature of beneficial owner (or individual authorized to sign for beneficial owner)	Date (MM-DD-YYYY)	Capacity in which acting

For paperwork Reduction Act Notice, see separate instructions.		Cat. No. 25047Z Form W-8BEN (Rev. 2-2006)

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION

NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number to Give the Payer. Social Security numbers and individual taxpayer identification numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

For this type of account:	Give name and the SOCIAL SECURITY number (or individual taxpayer identification number) of—	For this type of account:	Give the name and the EMPLOYER IDENTIFICATION number of—

1 An individual’s account	The individual	5 Sole proprietorship account or single owner LLC	The owner[3]

2 Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account[1]	6 A valid trust, estate or pension trust	The legal entity[4] (do not furnish the taxpayer identification number of the personal representative or trustee unless the legal entity itself is not designated in the account title)

3 Custodian account of a minor (Uniform Gift to Minors Act)	The minor[2]	7 Corporate or LLC electing corporate status on Form 8832	The corporation

4 a. The usual revocable savings trust account (grantor is also trustee)	The grantor-trustee[1]	8 Religious, charitable, or educational organization account or an association, club or other tax-exempt organization	The organization

b. So-called trust account that is not a legal or valid trust under State law.	The actual owner[1]	9 Partnership or multi-member LLC	The partnership

		10 A broker or registered nominee	The broker or nominee

		11 Account with the Department of Agriculture in the name of a public entity (such as a State or local government, school district, or prison) that receives agricultural program payments	The public entity

1	List first and circle the name of the person whose number you furnish. If only one person on a joint account has a SSN, that person’s number must be furnished.
2	Circle the minor’s name and furnish the minor’s SSN.
3	You must show your individual name and you may also enter your business of “DBA” name on the second name line. You may use either your SSN or EIN (if you have one). If you are a sole proprietor, the IRS encourages you to use your SSN.
4	List first and circle the name of the legal trust, estate or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

Obtaining a Number

If you do not have a taxpayer identification number, obtain Form SS-5, Application for a Social Security Card, Form SS-4, Application for Employer Identification Number, or Form W-7, Application for Individual Taxpayer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

To complete Substitute Form W-9, if you do not have a taxpayer identification number, write “Applied For” in the space for the taxpayer identification number in Part 1, sign and date the Form, and give it to the requester.

Payee Exempt from Backup Withholding

Payees specifically exempted from backup withholding on ALL payments include the following:

•	An organization exempt from tax under section 501(a), or an individual retirement plan, or a custodian account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2).

•	The United States, or any agency or instrumentality thereof.

•	A State, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.

•	An international organization or any agency, or instrumentality thereof.

•	A foreign government or any of its political subdivisions, agencies or instrumentalities.

Payees that may be specifically exempted from backup withholding on payments of dividends and certain other payments include the following:

•	A corporation.

•	A financial institution.

•	A futures commission merchant registered with the Commodity Futures Trading Commission.

•	A dealer in securities or commodities registered in the U.S., the District of Columbia or a possession of the U.S.

•	A real estate investment trust.

•	A middleman known in the industry as a nominee or custodian.

•	A common trust fund operated by a bank under section 584(a).

•	A trust exempt from tax under section 664 or described in section 4947.

•	An entity registered at all times during the taxable year under the Investment Company Act of 1940.

•	A foreign central bank of issue.

Exempt payees should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, CHECK THE BOX LABELED “EXEMPT FROM BACKUP WITHHOLDING”, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.

Privacy Act Notice.—Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to IRS. The IRS uses the numbers for identification purposes and may also provide this information to various government agencies for tax enforcement and/or litigation purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 28% of taxable interest, dividends, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

Penalties:

1. Penalty for Failure to Furnish Taxpayer identification Number.—If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty or $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

2. Civil Penalty for False Information With Respect to Withholding.—If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

3. Criminal Penalty for Falsifying Information.—Willfully falsifying certifications or affirmations may be subject to criminal penalties including fines and/or imprisonment.

4. Misuse of Taxpayer Identification Numbers.—If the requester discloses or uses taxpayer identification numbers in violation of Federal Law, the requester may be subject to civil and criminal penalties.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX ADVISOR OR THE INTERNAL REVENUE SERVICE.

INSTRUCTIONS

FORMING PART OF THE TERMS AND CONDITIONS OF OUR OFFER

Holders of Options under the 1989 Plan, the Directors Plan or the 2004 Plan, as applicable, who wish to conditionally exercise their options and tender the remaining underlying shares should not use this Letter of Transmittal and should refer to the “Instructions for Tender through Conditional Exercise of Options.”

1. Guarantee Of Signatures. Depending on how the certificates for your shares are registered and to whom you want deliveries made, you may need to have the signatures on this Letter of Transmittal guaranteed by an eligible guarantor institution (as defined below). No signature guarantee is required if either:

•

this Letter of Transmittal is signed by the registered holder(s) of the shares tendered (which, for these purposes, includes any participant in the book-entry transfer facility whose name appears on a security position listing as the owner of the shares) exactly as the name of the registered holder(s) appears on the certificate(s) for the shares and payment is to be made directly to the holder, unless the holder has completed the box entitled “Special Delivery Instructions” above, in which case, delivery will not be made to the holder; or

•

the shares are tendered for the account of a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program or a bank, broker, dealer, credit union, savings association or other entity that is also an “eligible guarantor institution,” as that term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, each such entity, referred to as an “eligible guarantor institution.”

In all other cases, including if you have completed the box entitled “Special Delivery Instructions” above, an eligible guarantor institution must guarantee all signatures on this Letter of Transmittal. You may also need to have any certificates you deliver endorsed or accompanied by a stock power, and the signatures on these documents also may need to be guaranteed. See Instruction 6.

2. Delivery of Letter of Transmittal and Certificates; Guaranteed Delivery Procedures. For your shares to be properly tendered, EITHER (1) OR (2) below must happen:

(1) The depositary must receive all of the following at its address above in this Letter of Transmittal before or on the date our Offer expires:

•

either (a) the certificates for the shares or (b) in the case of tendered shares delivered in accordance with the procedures for book-entry transfer described in this instruction, a confirmation of receipt of the shares; and

•

either (a) a properly completed and executed Letter of Transmittal, including any required signature guarantees, or (b) in the case of a book-entry transfer, an “agent’s message” of the type described in this Instruction 2; and

•	any other documents required by this Letter of Transmittal.

(2) You must comply with the guaranteed delivery procedure set forth below.

Book-Entry Delivery. Any institution that is a participant in the book-entry transfer facility’s system may make book-entry delivery of the shares by causing the book-entry transfer facility to transfer shares into the depositary’s account in accordance with that book-entry transfer facility’s procedures for transfer. Delivery of this Letter of Transmittal or any other required documents to the book-entry transfer facility does not constitute delivery to the depositary.

Agent’s Message. The term “agent’s message” means a message transmitted by the book-entry transfer facility to, and received by, the depositary, which states that the book-entry transfer facility has received an express acknowledgment from the participant in the book-entry transfer facility tendering the shares that the participant has received and agrees to be bound by the terms of this Letter of Transmittal and that we may enforce the agreement against them.

Guaranteed Delivery. If you wish to tender your shares but your share certificate(s) are not immediately available or cannot be delivered to the depositary before the Offer expires, the procedure for book-entry transfer cannot be completed on a timely basis, or if time will not permit all required documents to reach the depositary before the Offer expires, your shares may still be tendered, if all of the following conditions are satisfied:

•	the tender is made by or through an eligible guarantor institution;

•

the depositary receives by hand, mail, overnight courier or facsimile transmission, before the expiration date, a properly completed and duly executed Notice of Guaranteed Delivery in the form provided with the Offer to Purchase, specifying the price at which shares are being tendered, including (where required) a signature guarantee by an eligible guarantor institution in the form set forth in the Notice of Guaranteed Delivery; and

•	all of the following are received by the depositary within three NASDAQ Global Market System trading days after the date of receipt by the depositary of the Notice of Guaranteed Delivery, either:

•

the certificates for the shares together with (a) a Letter of Transmittal relating thereto that has been properly completed and duly executed and includes all signature guarantees required thereon and (b) all other required documents; or

•

in the case of any book-entry transfer of the shares being tendered that is effected in accordance with the book-entry transfer procedures described under “Book-Entry Delivery” in Section 3 of the Offer to Purchase: (a) a Letter of Transmittal relating thereto that has been properly completed and duly executed and includes all signature guarantees required thereon, or an agent’s message, (b) a book-entry confirmation relating to that transfer, and (c) all other required documents.

The method of delivering all documents, including share certificates, this Letter of Transmittal and any other required documents, is at your election and risk. If delivery is by mail, we recommend you use registered mail with return receipt requested, properly insured. In all cases, sufficient time should be allowed to ensure timely delivery.

Except as specifically permitted by Section 6 of the Offer to Purchase, we will not accept any conditional tenders, nor will we purchase any fractional shares. All tendering stockholders, by execution of this Letter of Transmittal, waive any right to receive any notice of the acceptance for payment of their shares.

3. Inadequate Space. If the space provided in the box entitled “Description of Shares Tendered” above is inadequate, the certificate numbers and/or the number of shares should be listed on a separate signed schedule and attached to this Letter of Transmittal.

4. Partial Tenders and Unpurchased Shares. (This paragraph does not apply to stockholders who tender by book-entry transfer.) If fewer than all of the shares evidenced by any certificate submitted to the depositary are to be tendered in the Offer, fill in the number of shares that are to be tendered in the column entitled “Number of Shares Tendered” in the box entitled “Description of Shares Tendered” above. In that case, if any tendered shares are purchased, a new certificate for the remainder of the shares not being tendered (including any shares not purchased) evidenced by the old certificate(s) will be issued and sent to the registered holder(s), unless otherwise specified in the box entitled “Special Delivery Instructions” in this Letter of Transmittal, promptly after the expiration date. Unless otherwise indicated, all shares represented by the certificate(s) set forth above and delivered to the depositary will be deemed to have been tendered.

If any tendered shares are not purchased or are properly withdrawn, or if fewer than all shares evidenced by a stockholder’s certificates are tendered, certificates for unpurchased shares will be returned promptly after the expiration or termination of the Offer or the proper withdrawal of the shares, as applicable. In the case of shares tendered by book-entry transfer at the book-entry transfer facility, the shares will be credited to the appropriate account maintained by the tendering stockholder at the book-entry transfer facility. In each case, shares will be returned or credited without expense to the stockholder.

5. Indication of Price at Which Shares are Being Tendered. If you want to tender your shares, you must properly complete the pricing section of this Letter of Transmittal, which is called “Price at Which You Are Tendering.” You must check one box in the pricing section. If more than one box is checked or no box is checked, your shares will not be properly tendered. If you want to tender portions of your shares at different prices, you must complete a separate Letter of Transmittal for each portion of your shares that you want to tender at a different price. However, the same shares cannot be tendered at more than one price, unless previously and properly withdrawn as provided in Section 4 of the Offer to Purchase.

6. Signatures on Letter of Transmittal; Stock Powers and Endorsements; Exact Signature. If this Letter of Transmittal is signed by the registered holder(s) of the shares tendered, the signature(s) must correspond exactly with the name(s) as written on the face of the certificate(s) without any change whatsoever.

Joint Holders. If the shares tendered are registered in the names of two or more joint holders, each holder must sign this Letter of Transmittal.

Different Names on Certificates. If any tendered shares are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate letters of transmittal as there are different registrations of certificates.

Endorsements. When this Letter of Transmittal is signed by the registered holder(s) of the shares tendered, no endorsements of certificates representing the shares or separate stock powers are required. If a certificate for shares is registered in the name of a person other than the person executing this Letter of Transmittal or you are completing the box captioned “Special Delivery Instructions” in this Letter of Transmittal, then:

•	your certificates must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name of the registered holder appears on the certificates; and

•	the signature on (1) this Letter of Transmittal, and (2) on your endorsed certificates or stock power must be guaranteed by an eligible guarantor institution. See Instruction 1.

Signatures of Fiduciaries. If this Letter of Transmittal or any certificate or stock power is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or any other person acting in a fiduciary or representative capacity, that person should so indicate when signing and must submit proper evidence satisfactory to us of his or her authority to so act.

7. Stock Transfer Taxes. Except as provided in this Instruction 7, no stock transfer tax stamps or funds to cover tax stamps need accompany this Letter of Transmittal. We will pay any stock transfer taxes payable on the transfer to us of shares purchased pursuant to our Offer. If, however,

•

payment of the purchase price is to be made to, or in the circumstances permitted by the Offer, if unpurchased shares are to be registered in the name of, any person other than the registered holder(s);

•	certificates representing tendered shares are registered in the name(s) of any person(s) other than the person(s) signing this Letter of Transmittal,

then the amount of all stock transfer taxes, if any (whether imposed on the registered holder or such other person), payable on account of the transfer to that person will be deducted by the depositary from the purchase price unless evidence satisfactory to Silgan and the depositary of the payment of taxes or exemption from payment of taxes is submitted.

8. Special Delivery Instructions. If the certificates and/or checks are to be sent to someone other than the person signing this Letter of Transmittal or to the signer at a different address, the box entitled “Special Delivery Instructions” on this Letter of Transmittal should be completed as applicable and signatures must be guaranteed as described in Instruction 1.

9. Irregularities. All questions as to the number of shares to be accepted, the price to be paid for shares to be accepted and the validity, form, eligibility, including time of receipt, and acceptance for payment of any tender of shares will be determined by us in our sole discretion. Our determination will be final and binding on all parties. We reserve the absolute right to reject any or all tenders of any shares that we determine are not in proper form or the acceptance of or payment for which we determine may be unlawful. We also reserve the absolute right to waive any of the conditions of the Offer or any defect or irregularity in the tender of any particular shares or any particular stockholder. No tender of shares will be deemed to have been properly made until all defects or irregularities have been cured by the tendering stockholder or waived by us. None of us, the depositary, the information agent, the dealer manager or any other person will be under any duty to give notice of any defects or irregularities in any tender, or incur any liability for failure to give any such notice. Our interpretation of the terms of the Offer (including these instructions) will be final and binding on all parties. By tendering shares to us, you agree to accept all decisions we make concerning these matters and waive any right you might otherwise have to challenge those decisions.

10. Questions and Requests for Assistance and Additional Copies. Questions and requests for additional copies of the Offer to Purchase, this Letter of Transmittal or the Notice of Guaranteed Delivery may be directed to the information agent at the telephone number or address set forth on the back page of each of the Offer to Purchase and this Letter of Transmittal.

11. Federal Income Tax Withholding. To prevent backup federal income tax withholding equal to 28% of the gross payments payable pursuant to the Offer, each U.S. stockholder (as defined below) who is a non-corporate stockholder and who does not otherwise establish an exemption from backup withholding must notify the depositary of the stockholder’s correct taxpayer identification number (employer identification number or social security number), or certify that that taxpayer is awaiting a taxpayer identification number, and provide various other information by completing, under penalties of perjury, the Substitute Form W-9 included in this Letter of Transmittal. If a stockholder properly certifies that such stockholder is awaiting a taxpayer identification number, 28% of any payment during the 60-day period following the date of the Substitute Form W-9 will be retained by the depositary and, if the stockholder properly furnishes his or her taxpayer identification number within that 60-day period, the depositary will remit the amount retained to such stockholder and will not withhold amounts from future payments under the backup withholding rules. If the stockholder does not properly furnish his or her taxpayer identification number within that 60-day period, the amount retained will be remitted to the IRS as backup withholding and backup withholding will apply to future payments.

If a U.S. stockholder owns the shares through a broker or other nominee who tenders the shares on the stockholder’s behalf, the U.S. stockholder may need to provide a Form W-9 (or other applicable form) to such broker or nominee in order to avoid backup withholding. The U.S. stockholder should consult its broker to determine whether any such forms are required.

With respect to each foreign stockholder (as defined below), if a foreign stockholder tenders shares held in its own name as a holder of record, the depositary will withhold United States federal income taxes equal to 30% of the gross payments payable to the foreign stockholder unless the depositary determines that a reduced or zero rate of withholding is applicable pursuant to an applicable income tax treaty or that an exemption is available. In order to obtain a reduced or zero rate of withholding pursuant to an applicable income tax treaty, a foreign stockholder must deliver to the depositary a properly completed IRS Form W-8BEN (or suitable successor form claiming the benefit of the applicable tax treaty) claiming such an exemption or reduction. In order to claim an exemption from withholding on the grounds that gross proceeds paid pursuant to the Offer are effectively connected with the conduct of a trade or business within the United States, a foreign stockholder must deliver to the depositary, before payment is made, a properly completed and executed IRS Form W-8ECI (or suitable successor or substitute form) claiming such exemption or reduction.

Notwithstanding the foregoing, if a foreign stockholder tenders shares held in a U.S. brokerage account or otherwise through a U.S. broker, dealer, commercial bank, trust company, or other nominee, such U.S. broker or other nominee will generally be the withholding agent for the payment made to the foreign stockholder pursuant to the Offer. In some cases, such U.S. broker or other nominee may not withhold 30% U.S. federal gross income tax from the payment if the foreign stockholder certifies that it is not a U.S. person and that it met the “complete termination,” “substantially disproportionate,” or “not essentially equivalent to a dividend” test in respect of the Offer, although receipt of the full payment may be delayed until the certification is provided. Foreign stockholders tendering shares held through a U.S. broker or other nominee should consult such U.S. broker or other nominee and their own tax advisors to determine the particular withholding procedures that will be applicable to them.

As used herein, a “U.S. stockholder” is any stockholder that is:

•	an individual citizen or resident of the United States;

•	a corporation or entity treated as a corporation for U.S. federal income tax purposes organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is subject to United States federal income taxation regardless of the source of the income; or

•

a trust if a court within the United States can exercise primary supervision of the trust’s administration and one or more United States persons have the authority to control all substantial decisions of the trust.

A “foreign stockholder” is any stockholder that is not a U.S. stockholder.

To comply with IRS Circular 230, you are hereby notified that: (a) any discussion of federal tax issues contained or referred to herein is not intended or written to be used, and cannot be used by you, for the purposes of avoiding penalties that may be imposed on you under the Internal Revenue Code; (b) such discussion is written to support the promotion or marketing of the Offer addressed by the written advice herein; and (c) you should seek advice based on your particular circumstances from an independent tax advisor.

12. Lost, or Destroyed or Mutilated Certificates. If your certificate for part or all of your shares has been lost, stolen, destroyed or mutilated, you should contact BNY Mellon, the transfer agent for our shares, at (866) 351-3288 (toll-free), for instructions as to obtaining an affidavit of loss. The affidavit of loss will then be required to be submitted together with this Letter of Transmittal in order to receive payment for shares that are tendered and accepted for payment. A bond may be required to be posted by you to secure against the risk that the certificates may be subsequently recirculated. You are urged to contact BNY Mellon immediately in order to receive further instructions, to permit timely processing of this documentation and for a determination as to whether you will need to post a bond.

13. Conditional Tenders. As discussed in Section 14 of the Offer to Purchase, the number of shares to be purchased from a particular stockholder may affect the tax treatment of the purchase to the stockholder and the stockholder’s decision whether to tender. Accordingly, as described in Section 6 of the Offer to Purchase, you may tender shares subject to the condition that all or a specified minimum number of your shares tendered pursuant to this Letter of Transmittal or a Notice of Guaranteed Delivery must be purchased if any shares tendered are purchased.

If you wish to make a conditional tender, you must indicate this in the box captioned “Conditional Tender” in this Letter of Transmittal or, if applicable, the Notice of Guaranteed Delivery. In the box captioned “Conditional Tender” in this Letter of Transmittal or the Notice of Guaranteed Delivery, you must calculate and appropriately indicate the minimum number of shares that must be purchased if any are to be purchased.

As discussed in Section 6 of the Offer to Purchase, proration may affect whether we accept conditional tenders and may result in shares tendered pursuant to a conditional tender being deemed withdrawn if the minimum number of shares would not be purchased. If, because of proration, the minimum number of shares that you designate will not be purchased, we may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, you must have tendered all your shares and check the box so indicating. Upon selection by lot, if any, we will limit our purchase in each case to the designated minimum number of shares to be purchased.

All tendered shares will be deemed unconditionally tendered unless the “Conditional Tender” box is completed.

14. Equity Compensation Plans. If you hold Options and wish to exercise some or all of those Options in advance of the Offer in accordance with the terms of the 1989 Plan, the Directors Plan or the 2004 Plan, as applicable (which exercise cannot be revoked), and tender the shares received upon exercise in the Offer, you may exercise some or all of your Options no later than 5:00 p.m., New York time, on the date that is five (5) business days prior to the expiration date in order to have sufficient time for the exercise to settle and for you to tender the shares received upon exercise of the Options in the Offer. Alternatively, if you wish to tender shares issuable upon the conditional exercise of some or all of your Options, subject to acceptance in the Offer, you will have, for administrative reasons, a deadline that is earlier than the expiration date for submitting instructions for such conditional exercise and tender, which deadline will be 5:00 p.m., New York time, on the date that is three (3) business days prior to the expiration date. Holders of Options who wish to conditionally exercise their options and tender the remaining underlying shares may not use this Letter of Transmittal but instead must complete and deliver to Silgan the Option Election Form in accordance with the Instructions for Tender through Conditional Exercise of Options included with the Offer to Purchase. In no event are any stock options to be delivered to the depositary in connection with a tender of shares hereunder.

The Information Agent for the Offer is:

BNY MELLON SHAREOWNER SERVICES

c/o Mellon Investor Services LLC

480 Washington Blvd., 27th Floor

Jersey City, NJ 07310

Banks and Brokers Call (201) 680-6579

All Others Call Toll-Free (866) 351-3288

The Dealer Manager for the Offer is:

Citigroup Global Markets Inc.

Special Equity Transactions Group

390 Greenwich St., 1st Floor

New York, NY 10013

Telephone: (877) 531-8365